L.L. Bradford & Company, LLC
3441 South Eastern Avenue
Las Vegas, Nevada 89109 (702) 735-5030

November 22, 2004

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:	SkyBridge Wireless, Inc. Form SB-2

Dear Sir/Madame:

As independent registered public accountants, we hereby consent to the use in this Registration Statement on Form SB-2 of our report dated February 2, 2004, relating to the financial statements of SkyBridge Wireless, Inc.

Sincerely,

/s/ L.L. Bradford & Company, LLC

L.L. Bradford & Company, LLC